      As filed with the Securities and Exchange Commission on May 14, 1996
                                                      REGISTRATION NO. ____
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                         FRANKLIN BANCORPORATION, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                        52-163261
(State or other jurisdiction of              (I.R.S. Employer Identification No.)
incorporation or organization)

   1722 I (Eye) Street, N.W.                                 20006
       Washington, D.C.                                    (Zip Code)
     (Address of Principal
      Executive Offices)

                         FRANKLIN BANCORPORATION, INC.
                 STOCK OPTION AGREEMENT FOR WILLIAM J. RIDENOUR
                            (Full title of the plan)

         Robert P. Pincus                     Charles A. Sweet, Esq.
             President                          Williams & Connolly
   Franklin Bancorporation, Inc.              725 - 12th Street, N.W.
     1722 I (Eye) Street, N.W.                Washington, D.C.  20005
      Washington, D.C.  20006                     (202) 434-5000
    (Name and address of agent                       (Copy to)
           for service)

          (202) 429-9888
 (Telephone number, including area
    code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                          Proposed            Proposed
                                   Amount                 maximum              maximum
   Title of securities             to be               offering price         aggregate            Amount of
    to be registered             registered              per share         offering price      registration fee
- ---------------------------------------------------------------------------------------------------------------
    Common Stock                 11,300(1)                 $3.24             $36,612.00             $100.00
    $0.10 par value
===============================================================================================================

(1) The Franklin Bancorporation, Inc. Stock Option Agreement for William J. Ridenour (the "Plan") authorizes the issuance of a maximum of 11,300 shares of common stock, $0.10 par value ("Common Stock"), all of which are being registered hereunder. All 11,300 shares of Common Stock authorized to be issued under the Plan are subject to outstanding options granted under the Plan and -0- are available for future grants thereunder.


- --------------------------------------------------------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Franklin Bancorporation, Inc. (the "Company"), Commission File No. 0-20880, are incorporated by reference in this Registration
Statement:

                 (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the Commission on March 29, 1996.

                 (b) The description of the Company's common stock, par value $.10, contained in the Company's Registration Statement on Form S-4, filed with the Commission on August 24, 1994, as amended by Amendment No. 1 thereto filed with the Commission on October 24, 1994 and Amendment No. 2 thereto filed with the Commission on November 1, 1994, as declared effective by the Commission on November 3, 1994 and all amendments and reports subsequently filed for the purpose of updating that description.

         In addition to the foregoing documents, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "GCL") provides that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the reasonable belief that the particular action was in, or not opposed to, the best interest of the corporation. Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

         Subsection (b) of Section 145 of the GCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 of the GCL further provides that, among other things, to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in Subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify against such liability under Section 145.

         The Certificate of Incorporation and Bylaws of the Company provide for the mandatory indemnification of directors and officers to the full extent permitted by law.

         As permitted by Section 102(b)(7) of the GCL, the Certificate of Incorporation of the Company also provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL (dealing with unlawful dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION.

                 Not applicable.

ITEM 8.  EXHIBITS.

4.1      --      Franklin Bancorporation, Inc. Stock Option Agreement for
                 William J. Ridenour.

4.2      --      Article IV of Certificate of Incorporation of Franklin
                 Bancorporation, Inc. (incorporated by reference from Exhibit 3 to the Company's Registration Statement on Form S-4. Reg. No.
                 33-46835, filed March 30, 1992 (the "1992 S-4")).

4.3      --      Bylaws of Franklin Bancorporation, Inc. (incorporated by
                 reference from Exhibit 3 to the 1992 S-4).

5.1      --      Opinion of Williams & Connolly regarding legality of
                 securities being registered.

23.1     --      Consent of Price Waterhouse LLP.

23.2     --      Consent of Coopers & Lybrand L.L.P.

23.3     --      Consent of Williams & Connolly (included in Exhibit 5.1).

24.1     --      Power of Attorney (included on pages 6-7).

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information required to be included in a post-effective amendment by those paragraphs and which is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on May 8, 1996.

                               FRANKLIN BANCORPORATION, INC.



                               By:  /s/ ROBERT P. PINCUS
                                    -----------------------------------
                                     Robert P. Pincus
                                     President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that, the undersigned directors and officers of Franklin Bancorporation, Inc., a Delaware corporation (the "Corporation"), hereby constitute and appoint each of Robert P. Pincus and Diane M. Begg, with full power of substitution, their true and lawful attorney and agent to sign the names of the undersigned directors and officers in the capacities indicated below to the registration statement to which this Power of Attorney is filed as an exhibit, and all amendments (including post-effective amendments) and supplements thereto, and all instruments or documents filed as a part thereof or in connection therewith and to file the same, with all exhibits thereto, and all other instruments or documents in connection therewith, with the Securities and Exchange Commission; and each of the undersigned hereby ratifies and confirms that all said attorney or agent shall do or cause to be done by virtue hereof.


            Signature and Title                                                         Date
            -------------------                                                         ----
/s/ ROBERT P. PINCUS                                                                 May 8, 1996
- --------------------------------------------------
Robert P. Pincus
President, Chief Executive Officer
  and Director (Principal
  Executive Officer)

/s/ DIANE M. BEGG                                                                             May 8, 1996
- ------------------------------------------
Diane M. Begg
Senior Vice President, Chief Financial
  Officer and Assistant Secretary
  (Principal Financial and
  Accounting Officer)




/s/ GEORGE CHOPIVSKY, JR.                                                                     May 8, 1996
- ------------------------------------------
George Chopivsky, Jr.
Director




/s/ JOSEPH B. GILDENHORN                                                                      May 8, 1996
- ------------------------------------------
Joseph B. Gildenhorn
Director



/s/ STEPHEN S. HAAS                                                                           May 8, 1996
- ------------------------------------------
Stephen S. Haas
Director



/s/ SUSAN B. HEPNER                                                                           May 8, 1996
- ------------------------------------------
Susan B. Hepner
Director



/s/ GANT REDMON                                                                               May 8, 1996
- ------------------------------------------
Gant Redmon
Director



/s/ JOSEPH R. SCHUBLE, SR.                                                                    May 8, 1996
- ------------------------------------------
Joseph R. Schuble, Sr.
Director and Chairman of
 the Board of Directors



/s/ JAMES C. STEARNS                                                                          May 8, 1996
- ------------------------------------------
James C. Stearns
Director



/s/H. PETER LARSON, III                                                                       May 8, 1996
- ------------------------------------------
H. Peter Larson, III
Director

                                 Exhibit Index


Exhibit                                                                                               Page
- -------                                                                                               ----
4.1      --      Franklin Bancorporation, Inc. Stock Option Agreement for William J.
                 Ridenour . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9

4.2      --      Article IV of Certificate of Incorporation of Franklin Bancorporation, Inc.
                 (incorporated by reference from Exhibit 3 to the Company's Registration
                 Statement on Form S-4. Reg. No. 33-46835, filed March 30, 1992
                 (the "1992 S-4")).

4.3      --      Bylaws of Franklin Bancorporation, Inc. (incorporated by reference from Exhibit 3 to the 1992 S-4).

5.1      --      Opinion of Williams & Connolly regarding legality of securities being
                 registered . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17

23.1     --      Consent of Price Waterhouse LLP  . . . . . . . . . . . . . . . . . . . . . . . .    22

23.2     --      Consent of Coopers & Lybrand L.L.P.  . . . . . . . . . . . . . . . . . . . . . .    24

23.3     --      Consent of Williams & Connolly (included in Exhibit 5.1).

24.1     --      Power of Attorney (included on pages 6-7).